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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2004

MEDICSIGHT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26886 (Commission File Number)	13-4148725 (I.R.S. Employer Identification No.)

46 Berkeley Square, London, W1J 5AT, United Kingdom
(Address of Principal Executive Offices) (Zip Code)

011-44 20 7598-4070
(Registrant's Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

MEDICSIGHT, INC RE-FILING

        Medicsight, Inc has concluded that a restatement of a previously recorded transaction is required.

        The transaction affected is the valuation of the second tranche of shares issued to Nightingale Technologies Ltd ("Nightingale") by Medicsight, PLC ("PLC") on behalf of Medicsight, Inc ("Company") as part of the acquisition of HTTP Insights Ltd in 2000. It has been reported as follows in our filings:

        "Subsequent to September 30, 2001, upon agreement with Nightingale, the seller of Insights, and in variance of the conditions precedent set forth in the original agreement, the parties agreed on November 22, 2001 that the obligation to issue the second tranche of contingent consideration may be satisfied by the direct issuance of shares in Medicsight PLC to Nightingale. On November 22, 2001, Medicsight issued 15,000,000 shares in Medicsight PLC to Nightingale, and Nightingale accepted such shares in satisfaction of our obligation under the original purchase agreement. The second tranche was valued at $21,832,000 based on the share price of stock being allotted by Medicsight."

        The Company now believes that the initial fair value of £1.00 ($1.455) per share under US GAAP was incorrect because to settle an outstanding Loan Note payable to the Company by PLC of £3.659 million ($5.324m) in November, 2001, PLC agreed to issue 73,868,582 shares at par (£0.05 ($0.07)). At the request of the Company, PLC issued the stock in two tranches: 58,868,582 shares to the Company and 15,000,000 shares to Nightingale. At the same board meeting PLC went on to issue a further 1 million shares (par value £0.05 ($0.07)) to the Company at par following a subscription of £50,000 ($72,750) in cash.

        Subsequently the directors of PLC have sought and obtained UK Legal Counsel's Opinion that concludes that the fair value of the shares issued to Nightingale in November 2001 was £0.05 ($0.07) and not £1.00 ($1.455). In addition the directors of the Company engaged an independent valuer to establish a valuation for the shares issued in November 2001 based on the principals of US GAAP. This report has been finalised and agrees to a fair value of £0.05 ($0.07) per share.

        Effects of the restatement

        The restatement of the value of the 15 million shares will only affect Goodwill and Additional Paid-In Capital. The restatement in the fair value of the 15 million PLC shares issued to Nightingale on November 22, 2001 from £1.00 ($1.455) per share to £0.05 ($0.07) per share the financial statements will be adjusted as follows:

	Reported Dec 31, 2001 $'000	Adjustment Dec 31, 2001 $'000	Pro Forma Dec 31, 2001 $'000	Reported Dec 31, 2002 $'000	Adjustment Dec 31, 2002 $'000	Pro Forma Dec 31, 2002 $'000
ASSETS
Goodwill	88,919	(20,741)	68,178	100,119	(20,741)	79,378

STOCKHOLDER'S EQUITY
APIC	166,337	(20,741)	145,596	182,897	(20,741)	162,156

        The Company intends to restate its financial statements for the years ended December 31, 2002 and 2001, as well as the previously released 2002 and 2001 calendar quarters. Along with representatives from Amper, Politziner & Mattia, P.C. (the Company's current auditors who replaced BDO Stoy Hayward), the Company has determined that the previously released financial statements do not accurately reflect its financial position and therefore should be restated.

        As a result of restating the 2002 and 2001 financial statements and given that the previously issued financial statements for the years 2002 and 2001 and the BDO Stoy Hayward report thereon, and the previously issued quarterly results for the calendar years 2002 and 2001, may no longer be relied upon. The Company will be required to have its 2002 and 2001 results re-audited before completing the 2003 annual report and filing its Form 10K for the year ended December 31, 2003.

        As a result of the delay in filing its third quarter Form 10Q (September 30, 2003) the Company's listing has been moved to the Pink Sheet exchange from the OTC Bulletin Board exchange as the Company is not current in its filings and hence ineligible for the OTC Bulletin Board. The Company along with its auditors, is working to complete all filings within 90 days.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC. By: /s/ Paul Gothard Paul Gothard Chief Financial Officer

Date: January 13, 2004

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